May 31, 2022

Arrow ETF Trust

6100 Chevy Chase Drive, Suite 100

Laurel, MD 20707

Re: Arrow ETF Trust - File Nos. 333-177651 and 811-22624

Board of Trustees:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Arrow ETF Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 21 under the Securities Act of 1933 (Amendment No. 24 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP